UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2026

SafeSpace Global Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-36564	85-1173741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 S. Weisgarber Road Knoxville, TN	37919
(Address of principal executive offices)	(Zip Code)

(865) 237-4448

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SSGC	OTCID Bulletin Board

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

SafeSpace Global Corporation (the “Company”), a provider of proprietary multimodal, advanced AI safety solutions, through a Notice of Consent Solicitation (the “Consent Solicitation”) to its stockholders of record (as of close of business on February 10, 2026). The Company’s stockholders voted on a proposal to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock, in addition to issuing shares of “blank check” preferred stock.

The proposal to increase the authorized shares of common stock from 200,000,000 shares to 300,000,000 shares, in addition to authorizing 30,000,000 shares of “blank check” preferred stock was approved by the Company’s stockholders.

Of the 189,349,097 shares of common stock outstanding and entitled to vote, 54.73% of holders participated in the solicitation. The results were as follows:

	Shares	% of Votes Cast	% of Outstanding

For	102,017,284	98.44%	53.87%

Against	1,614,394	1.55%	0.85%

Abstain	6,275	0.00%	0.00%

A sufficient number of stockholders consented to approve the Company proposal as of 11:59 p.m. Eastern Time, on March 19, 2026. As a result, the Consent Solicitation concluded as of 11:59 p.m. Eastern Time, on March 19, 2026.

The proposal was approved by the requisite vote of a majority of the outstanding shares of the Company’s common stock as of February 10, 2026, which was the “Record Date” for the Consent Solicitation. As a result, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Nevada Secretary of State on March 23, 2026.

Item 8.01 Other Events

The Company believes that increasing its authorized share capacity is consistent with the capital needs of high-growth technology businesses and will enhance its ability to execute on strategic initiatives, including accelerating product innovation and development.

As of the date of this report, the Company has no immediate plans or commitments to issue the additional authorized shares other than pursuant to existing equity compensation arrangements and potential future financing or acquisition opportunities that may arise in the ordinary course of business.

The Company acknowledges that the issuance of additional shares of common stock could result in dilution to existing stockholders. The timing, size, and nature of any future issuances will depend on a variety of factors, including market conditions, capital requirements, acquisition opportunities, and the Company’s stock price.

The Company manages equity dilution as part of its broader capital allocation strategy and regularly evaluates equity usage in the context of key operating metrics commonly used in the technology industry, including annual recurring revenue (“ARR”), net revenue retention, customer acquisition efficiency, and long-term stockholder value creation.

Equity-based compensation remains a critical component of the Company’s ability to attract and retain highly skilled personnel, particularly in engineering, product development, and go-to-market functions. The Company intends to continue balancing the use of equity incentives with its commitment to responsible dilution management and alignment with stockholder interests.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
99.1	Certificate of Amendment to Certificate of Incorporation of SafeSpace Global Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SafeSpace Global Corporation

	By:	/s/ Scott M. Boruff
Date: March 24, 2026		Scott M. Boruff
Chief Executive Officer